Independent Auditors' Consent



To the Shareholders and Board of Directors of Municipal Money Market Fund, Inc.:

We consent to the use of our report dated May 12, 1999 for the Municipal Money Market Fund Inc. included herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional
Information.




	KPMG LLP


New York, New York
July 23, 1999